Exhibit 99.1

Barnes & Noble Education Receives NYSE Notice Regarding Delayed 10-K Filing
Basking Ridge, NJ, August 8, 2025 – Barnes & Noble Education, Inc. (NYSE: BNED). On August 4, 2025 Barnes & Noble Education, Inc. (NYSE: BNED) (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual due to a delay in filing its Annual Report on Form 10-K for the fiscal year ended May 3, 2025 (the “Form 10-K”), with the Securities and Exchange Commission (the “SEC”).

The Company determined that it would not be able to file the Form 10-K within the 15-day extension period under Rule 12b-25 without unreasonable effort or expense due to an audit committee internal investigation that rendered management unable to complete the Company’s financial reporting process and preparation of its financial statements for the fiscal year ended May 3, 2025. Accordingly, the Company is working diligently to complete the necessary work to make the filing as soon as practicable and currently anticipates filing the Form 10-K within the six-month period granted by the notice from the NYSE (the “NYSE Notice”), which will bring the Company back into compliance with the NYSE listing standards.

The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE Notice informed the Company that, under NYSE rules, the Company has six months from August 1, 2025 to regain compliance with the NYSE listing standards by filing the Form 10-K with the SEC. If the Company fails to file the Form 10-K within the six-month period, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

ABOUT BARNES & NOBLE EDUCATION, INC.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better and smarter world. For more information, visit www.bned.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In particular, statements regarding the Company’s plans, intentions, expectations, or objectives with respect to the timing of filing its Annual Report on Form 10-K, and its ability to regain compliance with NYSE continued listing standards, are forward-looking in nature and subject to risks and uncertainties. These forward-looking statements are based on the Company’s current expectations, estimates, and projections, and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to: the scope and outcome of the audit committee’s internal investigation; the identification of any additional accounting or internal control issues; delays in the completion of financial reporting processes; the Company’s ability to implement remedial measures, if necessary; potential impacts on the Company’s operations; and other risks detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2024, and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media & Investor Contact:
Rob Fink
FNK IR
BNED@fnkir.com
646-809-4048